Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FOURTH-QUARTER AND FULL-YEAR 2021 FINANCIAL RESULTS
Broad-based Contributions Drive Record Revenue and Profits in Fiscal 2021
BOSTON, March 3, 2022 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal year ended January 1, 2022.
“CRA’s fiscal 2021 topped a record-setting fiscal 2020 as revenue increased year over year by 11.3%,” said Paul Maleh, CRA’s President and Chief Executive Officer. “For the quarter, reported revenue declined 1.9% compared with the fourth quarter of fiscal 2020, which had one more operating week than in 2021. After making a one-week, pro-rata adjustment to the fourth quarter of fiscal 2020, revenue increased 5.6% year over year. Our Antitrust & Competition Economics, Energy and Risk, Investigations & Analytics practices led the way with double-digit revenue growth relative to the fourth quarter of fiscal 2020. CRA continued its strong operating performance by converting its revenue into profits at an accelerating pace, with net income, earnings per diluted share and EBITDA all growing faster than revenue.”
Highlights for Fourth-Quarter Fiscal 2021
(Q4 2021 contained 13 weeks, compared with 14 weeks in Q4 2020)
•Revenue declined 1.9% year over year to $134.8 million.
•Utilization was 72%, and quarter-end headcount increased 3.6% year over year.
•Net income increased 29.3% year over year to $8.7 million, or 6.4% of revenue, compared with $6.7 million, or 4.9% of revenue, in the fourth quarter of fiscal 2020; non-GAAP net income increased 15.0% year over year to $8.7 million, or 6.4% of revenue, compared with $7.5 million, or 5.5% of revenue, in the fourth quarter of fiscal 2020.
•Earnings per diluted share increased 34.1% year over year to $1.14; non-GAAP earnings per diluted share increased 20.0% year over year to $1.14.
•Non-GAAP EBITDA increased 9.1% to $15.2 million, or 11.3% of revenue, compared with $14.0 million, or 10.2% of revenue, in the fourth quarter of fiscal 2020.
•On a constant currency basis relative to the fourth quarter of fiscal 2020, revenue would have been lower by $0.4 million, while GAAP and non-GAAP net income would have been lower by $0.1 million. GAAP earnings per diluted share, non-GAAP earnings per diluted share, and non-GAAP EBITDA would have remained unchanged.
•CRA returned $7.4 million of capital to its shareholders, consisting of $2.4 million of dividend payments and $5.0 million for share repurchases of approximately 51,000 shares.

Highlights for Full-Year Fiscal 2021
(Fiscal 2021 contained 52 weeks, compared with 53 weeks in fiscal 2020)
•Revenue grew 11.3% year over year to $565.9 million with company-wide utilization of 74%.
•GAAP net income increased 70.1% year over year to $41.7 million, or 7.4% of revenue, or $5.45 per diluted share, compared with $24.5 million, or 4.8% of revenue, or $3.07 per diluted share for the full year fiscal 2020. Non-GAAP net income increased 57.0% year over year to $42.0 million, or 7.4% of revenue, or $5.49 per diluted share, compared with $26.7 million, or 5.3% of revenue, or $3.35 per diluted share for the full year fiscal 2020.
•Non-GAAP EBITDA grew 34.8% to $68.4 million, or 12.1% of revenue, compared with $50.7 million, or 10.0% of revenue, in fiscal 2020.
•On a constant currency basis relative to fiscal 2020, revenue, GAAP net income, and earnings per diluted share would have been lower by $6.4 million, $0.5 million, and $0.06 per diluted share, respectively. Non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP EBITDA would have been lower by $0.5 million, $0.06 per diluted share, and $0.7 million, respectively.

•For fiscal 2021, CRA returned $53.0 million of capital to its shareholders, consisting of $8.3 million of dividend payments and $44.7 million for share repurchases of approximately 609,000 shares. Included in these amounts are 338,000 shares that were repurchased for an aggregate purchase price of $25.0 million pursuant to CRA’s modified “Dutch auction” self-tender offer that expired on April 5, 2021.

Management Commentary and Financial Guidance
“The hard work of my colleagues and their dedication to client service drove our success in fiscal 2021,” said Maleh. “Recapping our record financial performance, CRA reported revenue for fiscal 2021 of $565.9 million, or $559.5 million on a constant currency basis after adjusting for $6.4 million of currency tailwinds. Full-year, non-GAAP EBITDA was $68.4 million, or $67.7 million on a constant currency basis after adjusting for $0.7 million of currency tailwinds. Non-GAAP EBITDA margin was unchanged on a constant currency basis at 12.1%.”
“Our fiscal 2021 financial performance demonstrates our continued strength in the marketplace. We will look to build on our trend of broad-based, profitable growth in the years ahead,” continued Maleh. “For full-year fiscal 2022, on a constant currency basis relative to fiscal 2021, we expect revenue in the range of $585 million to $605 million, and non-GAAP EBITDA margin in the range of 10.8% to 11.5%. While we are pleased with CRA’s strong performance in 2021, we remain mindful that uncertain global macroeconomic, business, public health, and political conditions can affect our business.”
CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.
Quarterly Dividend
On March 3, 2022, CRA’s Board of Directors announced a quarterly cash dividend of $0.31 per common share, payable on March 25, 2022 to shareholders of record as of March 15, 2022. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its fourth-quarter and fiscal-year 2021 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP net income per share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income and non-GAAP net income per share also exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.
CRA has also provided an adjusted revenue growth rate for the fourth quarter of fiscal 2021 as compared to the fourth quarter of fiscal 2020 to adjust for the impact of the extra week in the fourth quarter of fiscal 2020. The adjustment reflects the percentage change in the quarter over quarter results after reducing the revenue attributed to the fourth quarter of fiscal 2020 by one week on a pro rata basis.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2022 on a constant currency basis relative to fiscal 2021 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the impact of the COVID-19 pandemic; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 1, 2022 COMPARED TO JANUARY 2, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Revenues	$134,766	100.0%	$137,422	100.0%	$565,933	100.0%	$508,373	100.0%
Cost of services (exclusive of depreciation and amortization)	93,658	69.5%	101,247	73.7%	400,054	70.7%	370,709	72.9%
Selling, general and administrative expenses	25,633	19.0%	22,286	16.2%	97,372	17.2%	90,028	17.7%
Depreciation and amortization	3,111	2.3%	3,547	2.6%	12,768	2.3%	12,840	2.5%
Income from operations	12,364	9.2%	10,342	7.5%	55,739	9.8%	34,796	6.8%

Interest expense, net	(179)	-0.1%	(205)	-0.1%	(970)	-0.2%	(1,216)	-0.2%
Foreign currency gains (losses), net	(241)	-0.2%	(1,061)	-0.8%	(494)	-0.1%	42	—%
Income before provision for income taxes	11,944	8.9%	9,076	6.6%	54,275	9.6%	33,622	6.6%
Provision for income taxes	3,277	2.4%	2,371	1.7%	12,596	2.2%	9,115	1.8%
Net income	$8,667	6.4%	$6,705	4.9%	$41,679	7.4%	$24,507	4.8%

Net income per share:
Basic	$1.17		$0.86		$5.59		$3.14
Diluted	$1.14		$0.85		$5.45		$3.07

Weighted average number of shares outstanding:
Basic	7,373		7,735		7,423		7,768
Diluted	7,555		7,905		7,621		7,948

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 1, 2022 COMPARED TO JANUARY 2, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Revenues	$134,766	100.0%	$137,422	100.0%	$565,933	100.0%	$508,373	100.0%

Net income	$8,667	6.4%	$6,705	4.9%	$41,679	7.4%	$24,507	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	1,140	0.8%	380	0.1%	3,041	0.6%
Tax effect on adjustments	—	—%	(308)	-0.2%	(103)	—%	(816)	-0.2%
Non-GAAP net income	$8,667	6.4%	$7,537	5.5%	$41,956	7.4%	$26,732	5.3%

Non-GAAP net income per share:
Basic	$1.17		$0.97		$5.63		$3.43
Diluted	$1.14		$0.95		$5.49		$3.35

Weighted average number of shares outstanding:
Basic	7,373		7,735		7,423		7,768
Diluted	7,555		7,905		7,621		7,948

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 1, 2022 COMPARED TO JANUARY 2, 2021
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue	January 1, 2022	As a % of Revenue	January 2, 2021	As a % of Revenue
Revenues	$134,766	100.0%	$137,422	100.0%	$565,933	100.0%	$508,373	100.0%

Net income	$8,667	6.4%	$6,705	4.9%	$41,679	7.4%	$24,507	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	1,140	0.8%	380	0.1%	3,041	0.6%
Tax effect on adjustments	—	—%	(308)	-0.2%	(103)	—%	(816)	-0.2%
Non-GAAP net income	$8,667	6.4%	$7,537	5.5%	$41,956	7.4%	$26,732	5.3%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	179	0.1%	205	0.1%	970	0.2%	1,216	0.2%
Provision for income taxes	3,277	2.4%	2,679	1.9%	12,699	2.2%	9,931	2.0%
Depreciation and amortization	3,111	2.3%	3,547	2.6%	12,768	2.3%	12,840	2.5%
Non-GAAP EBITDA	$15,234	11.3%	$13,968	10.2%	$68,393	12.1%	$50,719	10.0%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	January 1, 2022	January 2, 2021
Assets
Cash and cash equivalents	$66,130	$45,677
Accounts receivable and unbilled services, net	162,057	152,476
Other current assets	21,160	21,817
Total current assets	249,347	219,970

Property and equipment, net	53,612	62,878
Goodwill and intangible assets, net	93,117	94,295
Right-of-use assets	110,475	122,144
Other assets	48,809	59,223
Total assets	$555,360	$558,510

Liabilities and Shareholders’ Equity
Accounts payable	$23,511	$19,430
Accrued expenses	156,314	136,376
Current portion of lease liabilities	14,337	13,557
Other current liabilities	18,924	30,768
Total current liabilities	213,086	200,131
Non-current portion of lease liabilities	124,464	139,447
Other non-current liabilities	11,976	9,913
Total liabilities	349,526	349,491

Total shareholders’ equity	205,834	209,019
Total liabilities and shareholders’ equity	$555,360	$558,510

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	January 1, 2022	January 2, 2021
Operating activities:
Net income	$41,679	$24,507
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash items, net	29,680	28,994
Accounts receivable and unbilled services	(10,088)	(5,888)
Working capital items, net	14,427	7,050
Net cash provided by operating activities	75,698	54,663

Investing activities:
Purchases of property and equipment	(2,623)	(17,094)
Net cash used in investing activities	(2,623)	(17,094)

Financing activities:
Issuance of common stock, principally stock options exercises	5,157	2,236
Borrowings under revolving line of credit	74,000	77,000
Repayments under revolving line of credit	(74,000)	(77,000)
Tax withholding payments reimbursed by shares	(1,528)	(862)
Cash paid for contingent consideration	(2,357)	—
Cash dividends paid	(8,289)	(7,503)
Repurchase of common stock	(44,976)	(13,371)
Net cash used in financing activities	(51,993)	(19,500)

Effect of foreign exchange rates on cash and cash equivalents	(629)	1,969

Net increase in cash and cash equivalents	20,453	20,038
Cash and cash equivalents at beginning of period	45,677	25,639

Cash and cash equivalents at end of period	$66,130	$45,677

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$(8)	$4,749
Asset retirement obligations	$—	$155
Right-of-use assets obtained in exchange for lease obligations	$1,751	$2,640
Restricted common stock issued for contingent consideration	$2,250	$—
Supplemental cash flow information:
Cash paid for taxes	$14,953	$6,535
Cash paid for interest	$727	$1,162
Cash paid for amounts included in operating lease liabilities	$20,823	$20,436